Exhibit 99.1

Certification of Chief Executive Officer and Chief Financial Officer
pursuant to 18 U.S.C. § 1350 adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Reef Global Energy I, L.P. (the “Company”) on Form 10-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the  “Report”), we, Michael J. Mauceli, Chief Executive Officer, and Daniel C. Sibley, Chief Financial Offficer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Michael J. Mauceli	/s/ Daniel C. Sibley

Michael J. Mauceli	Daniel C. Sibley
Chief Executive Officer	Chief Financial Officer
April 15, 2003	April 15, 2003

Note:      A signed original of this written statement required by Section 906 has been provided to Reef Global Energy I, L.P. and will be retained by Reef Global Energy I, L.P. and furnished to the Securities and Exchange Commission or its staff upon request.